KBR, Inc. 8-K

Exhibit 99.1

KBR Announcement on HomeSafe Alliance Global Household Goods Contract

HOUSTON, June 20, 2025 – HomeSafe Alliance, a KBR (NYSE: KBR) Joint Venture, informed us on June 18, 2025, that U.S. Transportation Command (TRANSCOM) has terminated HomeSafe's role in the Global Household Goods Contract, a contract designed to improve the moving system for military service members and their families.

We have been and will continue to work with HomeSafe to complete its obligations to TRANSCOM and the military service members and families that it serves.

This development is not expected to have a material effect on the outlook for KBR’s adjusted EBITDA for 2025 as the program was not assumed to contribute to profits in this initial year of move activity.

For additional information please read the HomeSafe Alliance press release at:

https://www.homesafealliance.com/newsroom/homesafe-alliance-announces-transcoms-notice-terminate-global-household-goods-contract.

About KBR

We deliver science, technology and engineering solutions to governments and companies around the world. KBR employs approximately 38,000 people worldwide with customers in more than 80 countries and operations in over 29 countries. KBR is proud to work with its customers across the globe to provide technology, value-added services, and long-term operations and maintenance services to ensure consistent delivery with predictable results. At KBR, We Deliver.

Visit www.kbr.com

Forward Looking Statements

The statements in this press release that are not historical statements, including statements regarding future financial performance, are forward-looking statements within the meaning of the federal securities laws. These statements are subject to numerous risks, uncertainties and assumptions, many of which are beyond the company’s control, that could cause actual results to differ materially from the results expressed or implied by the statements. These risks, uncertainties and assumptions include, but are not limited to, those set forth in the company’s most recently filed Annual Report on Form 10-K, any subsequent Form 10-Qs and 8-Ks and other U.S. Securities and Exchange Commission filings, which discuss some of the important risks, uncertainties and assumptions that the company has identified that may affect its business, results of operations and financial condition. Due to such risks, uncertainties and assumptions, you are cautioned not to place undue reliance on such forward-looking statements, which speak only as of the date hereof.  Except as required by law, the company undertakes no obligation to revise or update publicly any forward-looking statements for any reason.

For further information, please contact:

Investors

Jamie DuBray

Vice President, Investor Relations
713-753-5082
Investors@kbr.com

Media

Philip Ivy
Vice President, Global Communications and Marketing
713-753-3800
MediaRelations@kbr.com